Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-88676, 333-09565, and 333-97652 on Form S-8 of First Keystone Financial, Inc. and Registration No. 333-141970 on Form S-3 of First Keystone Financial, Inc. of our report dated December 22, 2008, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of First Keystone Financial, Inc. for the year ended September 30, 2008.
Wexford, PA
December 22, 2008